EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Carol L. Houle
Executive Vice President and Chief Financial Officer
Telephone:	(877) 487-2977

PROVIDENT BANCORP, INC.
RECEIVES NASDAQ NOTICE REGARDING LATE FORM 10-Q FILING

Amesbury, Massachusetts, November 22, 2022 — Provident Bancorp, Inc. (the “Company”) (Nasdaq:PVBC), the holding company for BankProv (the “Bank”), announced today that on November 17, 2022, it received a delinquency notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with the continued listing requirements under Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 (the “Form 10-Q”). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market.
The Company filed a Notification of Late Filing on Form 12b-25 on November 15, 2022, indicating that the filing of the Form 10-Q would be delayed.

Nasdaq has informed the Company that the Company must submit a plan of compliance (the “Plan”) within 60 calendar days, or no later than January 16, 2023, addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-Q original filing due date, or until May 13, 2023, to regain compliance.

The Company’s management is working diligently to complete the Form 10-Q, and intends to file the Form 10-Q as soon as practicable.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms, and include expectations with respect to the timing of the filing of the Form 10-Q. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, national or international war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, including inflation, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
About Provident Bancorp, Inc.

Provident Bancorp, Inc. is a Maryland corporation and the holding company for BankProv. Through our offerings, BankProv insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information, visit bankprov.com.